Exhibit 10.1.7

SIXTH LEASE MODIFICATION AGREEMENT

SIXTH LEASE MODIFICATION AGREEMENT (hereinafter called this “Agreement”) dated as of the 29th day of March, 2007 between BFP ONE LIBERTY PLAZA CO. LLC, having an office c/o Brookfield Financial Properties, L.P., Three World Financial Center, 200 Vesey Street, 11th Floor, New York, New York 10281-1021 (hereinafter called “Landlord”), and ARCH INSURANCE COMPANY, a Missouri corporation, having an office at One Liberty Plaza, 165 Broadway, New York, New York 10006 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS:

A.     Landlord and Tenant have heretofore entered into a certain lease dated September 26, 2002, as amended by that certain First Lease Modification Agreement (hereinafter called the “First Modification”) dated as of May 7, 2003, by that certain Second Lease Modification Agreement (hereinafter called the “Second Modification”) dated as of July 31, 2003, by that certain Third Lease Modification Agreement (hereinafter called the “Third Modification”) dated as of February 18, 2004, by that certain Fourth Lease Modification Agreement (hereinafter called the “Fourth Modification”) dated as of May 13, 2004, by that certain Substitution of Storage Space Agreement (hereinafter called the “Storage Substitution Agreement”) dated as of September 30, 2004 and by that certain Fifth Lease Modification Agreement dated as of December 15, 2005 (hereinafter called the “Fifth Modification”; such lease, as the same has been and may hereafter be further amended, being hereinafter called the “Lease”), with respect to the entire rentable area of the fifty-third (53rd) and seventeenth (17th) floors, certain portions of the sixteenth (16th) floor (hereinafter collectively called the “Existing 16th Floor Premises”), and certain storage space located on the concourse level (such space being hereinafter collectively called the “Existing Premises”), in the building known as One Liberty Plaza, 165 Broadway, New York, New York (hereinafter called the “Building”) for a term expiring on January 31, 2014 (hereinafter called the “Expiration Date”) with respect to the portions of the Existing Premises located on the 53rd and 17th floors of the Building and the storage space located on the concourse level, and on March 31, 2010 with respect to the Existing 16th Floor Premises, or on such earlier date upon which the term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law; and

B.      Landlord and Tenant hereby desire to modify the Lease to provide for the inclusion therein of additional space located on the sixteenth (16th) floor of the Building and the extension of the term of the Lease with respect to the Existing 16th Floor Premises, upon and subject to the terms and conditions hereinafter more particularly set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINED TERMS.  All capitalized terms contained in this Agreement and not otherwise defined herein shall, for purposes hereof, have the same meanings ascribed to them in the Lease.

2.       ADDITIONAL 16TH FLOOR PREMISES.  Effective during the period commencing on the date upon which Landlord and Tenant shall have executed this Agreement and a fully-executed counterpart of this Agreement shall have been delivered to Tenant (hereinafter called the “Additional 16th Floor Premises Inclusion Date”), and ending on the Expiration Date (as defined in Paragraph A above), there shall be added to and included in the Existing Premises the following additional space in the Building, to wit:

The portion of the sixteenth (16th) floor of the Building, substantially as shown hatched on the floor plan annexed hereto as Exhibit A (hereinafter called the “Additional 16th Floor Premises”), which Landlord and Tenant agree for purposes hereof shall be deemed to contain 15,093  rentable square feet.

Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the Additional 16th Floor Premises subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease as supplemented by this Agreement (other than Section 38.05 of the Lease, Paragraphs 4, 5, 6 and 8 of the First Modification, Paragraphs 5, 6, 7(b), 8 and 10 of the Second Modification, Paragraphs 4, 5, 6, 7 and 8 of the Third Modification, Paragraphs 4, 5 and 7 of the Fourth Modification, Paragraphs 4, 5, 7 and 8 of the Storage Substitution Agreement and Paragraphs 5, 6, 7 and 9 of the Fifth

Lease Modification).  From and after the Additional 16th Floor Premises Inclusion Date, the term “Premises” as defined in the Lease will be deemed to include the Existing Premises and the Additional 16th Floor Premises.  Tenant shall execute and deliver to Landlord such documents that Landlord may reasonably request to acknowledge the occurrence of the Additional 16th Floor Premises Inclusion Date; provided, however, that the failure of Landlord to request, or the failure of Tenant to execute, such documentation shall have no effect whatsoever on the obligations of Tenant hereunder.

3.       EXISTING 16TH FLOOR PREMISES EXTENSION.  The term of the Lease with respect to the Existing 16th Floor Premises (which is currently scheduled to expire on March 31, 2010) is hereby extended for an additional three (3) years and ten (10) months commencing on April 1, 2010 (hereinafter called the “Existing 16th Floor Premises Adjustment Date”) so that the term of the Lease with respect to the Existing 16th Floor Premises (and the term of the Lease with respect to the Additional 16th Floor Premises) shall end and expire on the Expiration Date (as defined in Paragraph A above), or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law.   The period commencing on the Existing 16th Floor Premises Adjustment Date and ending on the Expiration Date is hereinafter called the “Existing 16th Floor Premises Extension Term”.

4.       LEASE MODIFICATION.

(a)     Effective during the period commencing on the Additional 16th Floor Premises Inclusion Date and ending on the Expiration Date, the Lease shall be modified as follows:

(i)              The Fixed Rent payable by Tenant pursuant to Section 1.04(a) of the Lease (as modified by Paragraph 3(a) of the First Modification, Paragraph 4(a) of the Second Modification, Paragraph 3(a) of the Third Modification, Paragraph 3(a) of the Fourth Modification, Paragraph 3(a) of the Storage Substitution Agreement and Paragraphs 4(a)(1) and 4(b)(1) of the Fifth Modification, respectively) shall be increased by the following amounts during the following periods on account of the inclusion of the Additional 16th Floor Premises:

(x)            SEVEN HUNDRED NINETY-NINE THOUSAND NINE HUNDRED TWENTY-NINE AND 00/100 ($799,929.00) DOLLARS per annum [or $66,660.75 per month], calculated on an annual basis at the rate of $53.00 per rentable square foot, during the period commencing on the Additional 16th Floor Premises Inclusion Date and ending on June 30, 2010; and

(y)           EIGHT HUNDRED SIXTY THOUSAND THREE HUNDRED ONE AND 00/100 ($860,301.00) DOLLARS per annum [or $71,691.75 per month], calculated on an annual basis at the rate of $57.00 per rentable square foot, during the period commencing on July 1, 2010 and ending on the Expiration Date.

(ii)             With respect to the Additional Charges payable pursuant to Article 3 of the Lease (hereinafter called the “Basic Escalation Payments”) with respect to the Existing Premises, there shall be computed, in addition to the Basic Escalation Payments, escalation payments with respect to increases on account of Taxes and Operating Expenses attributable to the Additional 16th Floor Premises.  Additional Charges with respect to Taxes and Operating Expenses with respect to the Additional 16th Floor Premises shall be computed in the same manner as adjustments of rent with respect to Taxes and Operating Expenses for the purpose of the Basic Escalation Payments, except that for the purpose of such computations with respect to the Additional 16th Floor Premises:

(x)         The “Base Operating Amount”, as such term is defined in Section 3.01(a) of the Lease (as modified by Paragraph 4(b)(i) of the Second Modification, Paragraph 3(b)(i) of the Third Modification and Paragraphs 4(a)(2)(i) and 4(b)(2)(i) of the Fifth Modification), shall mean the Operating Expenses incurred for the Operating Year commencing on January 1, 2007;

(y)        The “Base Tax Amount”, as such term is defined in Section 3.01(b) of the Lease (as modified by Paragraph 3(c)(i) of the First Modification, Paragraph 4(b)(ii) of the Second Modification, Paragraph 3(b)(ii) of the Third Modification, Paragraph 3(b)(i) of the Fourth Modification, Paragraph 3(b)(i) of the Storage Substitution Agreement and Paragraphs 4(a)(2)(ii) and 4(b)(2)(ii) of the Fifth Modification, respectively), shall mean one-half of the sum of (x) the Taxes for the Tax Year commencing July 1, 2006 and (y) the Taxes for the Tax Year commencing July 1, 2007, both as finally determined; and

(z)         “Tenant’s Share”, as such term is defined in Section 3.01(i) of the Lease (as modified by Paragraph 3(c)(ii) of the First Modification, Paragraph 4(b)(iii) of the Second Modification, Paragraph 3(b)(iii) of the Third Modification, Paragraph 3(b)(ii) of the Fourth Modification, Paragraph 3(b)(ii) of the Storage Substitution Agreement and Paragraph 4(a)(2)(iii) of the Fifth Modification, respectively), shall mean 0.70 (0.70%) percent with respect to Additional 16th Floor Premises.

(iii)         Electrical service shall be supplied to the Additional 16th Floor Premises on a submetered basis in accordance with the terms and provisions of Article 14 of the Lease, except that for purposes hereof, the words “seven (7) watts” set forth in the first (1st) and second (2nd) sentences of Section 14.08 of the Lease shall be deleted and replaced with the words “six (6) watts”, and Tenant agrees to purchase from Landlord or from a meter company designated by Landlord all electricity consumed, used or to be used in the Additional 16th Floor Premises in accordance with said Article 14.

(b)     Effective during the period commencing on the Existing 16th Floor Premises Adjustment Date (i.e., April 1, 2010) and ending on the Expiration Date, the Lease shall be modified as follows:

(i)              The Fixed Rent payable by Tenant pursuant to Section 1.04(a) of the Lease (as modified by Paragraph 3(a) of the First Modification, Paragraph 4(a) of the Second Modification, Paragraph 3(a) of the Third Modification, Paragraph 3(a) of the Fourth Modification, Paragraph 3(a) of the Storage Substitution Agreement, Paragraphs 4(a)(1) and 4(b)(1) of the Fifth Modification and Paragraph 4(a)(i) of this Agreement, respectively) with respect to the Existing 16th Floor Premises only shall be increased to the sum of ONE MILLION SIX HUNDRED EIGHTEEN THOUSAND TWO HUNDRED EIGHTY-SEVEN AND 00/100 ($1,618,287.00) DOLLARS per annum [or $134,857.25 per month], calculated on an annual basis at the rate of $57.00 per rentable square foot.

(ii)             For the purposes of calculating the Additional Charges payable by Tenant pursuant to Article 3 of the Lease with respect to the Existing 16th Floor Premises, the following terms shall apply:

(x)         The “Base Operating Amount”, as such term is defined in Section 3.01(a) of the Lease (as modified by Paragraph 4(b)(i) of the Second Modification, Paragraph 3(b)(i) of the Third Modification, Paragraphs 4(a)(2)(i) and 4(b)(2)(i) of the Fifth Modification and Paragraph 4(a)(ii)(x) of this Agreement), shall mean the Operating Expenses incurred for the Operating Year commencing on January 1, 2007; and

(y)        The “Base Tax Amount”, as such term is defined in Section 3.01(b) of the Lease (as modified by Paragraph 3(c)(i) of the First Modification, Paragraph 4(b)(ii) of the Second Modification, Paragraph 3(b)(ii) of the Third Modification, Paragraph 3(b)(i) of the Fourth Modification, Paragraph 3(b)(i) of the Storage Substitution Agreement, Paragraphs 4(a)(2)(ii) and 4(b)(2)(ii) of the Fifth Modification and Paragraph 4(a)(ii)(y) of this Agreement, respectively), shall mean one-half of the sum of (x) the Taxes for the Tax Year commencing July 1, 2006 and (y) the Taxes for the Tax Year commencing July 1, 2007, both as finally determined.

5.       ADDITIONAL 16TH FLOOR PREMISES RENT ABATEMENT. Notwithstanding the foregoing provisions of Paragraph 4(a)(i) above, provided that Tenant is not then in default, after notice and the expiration of any applicable cure periods, under any of the terms, provisions or conditions of the Lease (as modified hereby), the increase in the Fixed Rent payable hereunder with respect to Additional 16th Floor Premises only shall be abated during the ninety (90) day period (hereinafter called the “Additional 16th Floor Premises Abatement Period”) commencing on the Additional 16th Floor Premises Inclusion Date; provided that Tenant shall pay the Additional Charges with respect to the Additional 16th Floor Premises during the Additional 16th Floor Premises Abatement Period, including, without limitation, the Additional Charges attributable to Tenant’s consumption of electricity in the Additional 16th Floor Premises pursuant to Paragraph 4(a)(iii) above.  There shall be no abatement of the Fixed Rent or Additional Charges with respect to the Existing 16th Floor Premises or any other portion of the Existing Premises.

6.       CONDITION OF ADDITIONAL 16TH FLOOR PREMISES AND EXISTING 16TH FLOOR PREMISES.  Tenant agrees to accept possession of the Additional 16th Floor Premises “as is” in the condition and state of repair in which it exists as of the date hereof and understands and agrees that Landlord is not required to perform any work, supply any materials, incur any expense or, except as set forth in Paragraph 7 hereof, provide any allowance or contribution in connection with preparing the Additional 16th Floor Premises for Tenant’s occupancy or in connection with preparing the Existing 16th Floor Premises for Tenant’s continued occupancy during the Existing 16th Floor Premises Extension Term.

7.       TENANT’S ADDITIONAL 16TH FLOOR PREMISES WORK AND TENANT’S EXISTING 16TH FLOOR PREMISES WORK; 16TH FLOOR PREMISES WORK CREDIT.

(a)      Tenant hereby covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, and in a good and workmanlike manner, make and complete the work and installations to be performed by Tenant to prepare the Additional 16th Floor Premises for Tenant’s occupancy in such manner so that the Additional 16th Floor Premises will be reasonably comparable in character and quality to the Existing 16th Floor Premises as it exists on the date hereof (hereinafter called “Tenant’s Additional 16th Floor Premises Work”) and to prepare the Existing 16th Floor Premises for Tenant’s continued occupancy during the Existing 16th Floor Premises Extension Term in such manner so that the Existing 16th Floor Premises will be reasonably comparable in character and quality to the Existing 16th Floor Premises as it exists on the date hereof (hereinafter called “Tenant’s Existing 16th Floor Premises Work”; and, together with

Tenant’s Additional 16th Floor Premises Work, collectively, “Tenant’s 16th Floor Premises Work”) in accordance with the provisions set forth in Articles 11 and 38 of the Lease (other than the provisions of Section 38.05 thereof), except that for purposes hereof, all references therein to the term “Tenant’s Work” shall be deemed to mean Tenant’s Additional 16th Floor Premises Work and/or Tenant’s Existing 16th Floor Premises Work, as applicable, and the term “Premises” shall be deemed to mean the Additional 16th Floor Premises and/or the Existing 16th Floor Premises, as applicable.

(b)(i)      Landlord shall allow Tenant a work allowance in the aggregate amount of up to FOUR HUNDRED FOURTEEN THOUSAND FIVE HUNDRED SEVENTY-TWO AND 27/100 ($414,572.27) DOLLARS (hereinafter called the “16th Floor Premises Work Credit”), which 16th Floor Premises Work Credit shall be applied solely against the cost and expense of the actual construction work to be performed by Tenant in connection with Tenant’s 16th Floor Premises Work; provided, however, that Tenant may apply up to an aggregate of ten (10%) percent of the amount of the 16th Floor Premises Work Credit for so-called “soft costs,” including, without limitation, design consultant’s, architect’s and engineering fees (hereinafter collectively called “Soft Costs”), incurred by Tenant in connection with the performance of Tenant’s 16th Floor Premises Work.  In the event that the cost and expense of such actual construction work and Soft Costs shall exceed the amount of the 16th Floor Premises Work Credit, Tenant shall be entirely responsible for such excess.  If Tenant does not use all or any part of the 16th Floor Premises Work Credit for Tenant’s 16th Floor Premises Work and Soft Costs in connection therewith, then the 16th Floor Premises Work Credit shall be reduced accordingly.  Notwithstanding that Tenant has the right to apply the 16th Floor Premises Work Credit to the cost of Tenant’s Additional 16th Floor Premises Work and/or the cost of Tenant’s Existing 16th Floor Premises Work, nothing contained herein shall be deemed to waive or otherwise diminish Tenant’s obligations to complete Tenant’s Additional 16th Floor Premises Work or Tenant’s Existing 16th Floor Premises Work in accordance with Paragraph 7(a) above.

(ii)         Provided that Tenant is not in default of any of the terms and conditions of the Lease, the 16th Floor Premises Work Credit shall be payable by Landlord to Tenant in installments as Tenant’s 16th Floor Premises Work progresses; but in no event shall such installments be payable more frequently than monthly.  Nothing contained herein shall be deemed to prohibit Tenant from commencing Tenant’s Existing 16th Floor Premises Work, or applying the 16th Floor Premises Work Credit (or any portion thereof) to costs incurred by Tenant, prior to the Existing 16th Floor Premises Adjustment Date.  Prior to the payment of any such installment of the 16th Floor Premises Work Credit, Tenant shall deliver to Landlord a written request for disbursement (each being hereinafter called a “Tenant Requisition”), which shall be accompanied by: (1) paid invoices from the contractors and subcontractors performing the portion of Tenant’s 16th Floor Premises Work referenced in such Tenant Requisition, (2) a certificate signed by Tenant’s architect and an officer of Tenant certifying that the portions of Tenant’s 16th Floor Premises Work represented by the aforesaid invoices and referenced in such Tenant Requisition has been satisfactorily completed in accordance with Tenant’s final plans with respect thereto, as approved by Landlord, and (3) partial lien waivers (in recordable form and form satisfactory to Landlord) from the contractors, subcontractors and all materialmen who shall have performed any such work releasing Tenant from all liability for the same.  Landlord shall be permitted to retain from each disbursement an amount equal to five (5%) percent of the amount requested to be disbursed by Tenant.  The aggregate amount of the retainages shall be paid by Landlord to Tenant upon completion of Tenant’s 16th Floor Premises Work and upon receipt from Tenant of (i) a certificate signed by Tenant’s architect and an officer of Tenant certifying that Tenant’s 16th Floor Premises Work has been satisfactorily completed in accordance with Tenant’s final plans with respect thereto, (ii) final “as-built” drawings as required pursuant to Section 11.08 of the Lease, as well as CAD files on diskette and by e-mail in AutoCAD.DWG format or compatible DXF format and PDF files on diskette and by e-mail in JPG or TIFF format, showing the exact nature and location of Tenant’s 16th Floor Premises Work and all sign-offs, inspection certificates and any permits required to be issued by the New York City Building Department, Fire Department and by any other governmental entities having jurisdiction thereover with respect to the Additional 16th Floor Premises and the Existing 16th Floor Premises, and (iii) final lien waivers (in recordable form and form satisfactory to Landlord) from all contractors and subcontractors performing Tenant’s 16th Floor Premises Work and a general release from Tenant’s general contractor, releasing Landlord and Tenant from all liability for same.  Any files to be delivered to Landlord by e-mail as set forth in clause (ii) of the preceding sentence shall be sent to:  Tenant.Plan@brookfieldproperties.com.

(iii)             At any and all times during the progress of Tenant’s 16th Floor Premises Work, representatives of Landlord shall have the right of access to the Additional 16th Floor Premises and the Existing 16th Floor Premises and inspection thereof and Landlord shall have the right to withhold payment of any portion of the 16th Floor Premises Work Credit representing the reasonably estimated cost of any such work not being performed in a manner reasonably satisfactory to Landlord; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection.

(iv)             The 16th Floor Premises Work Credit is being given for the benefit of Tenant only.  No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the 16th Floor Premises Work Credit.

8.       EXTENSION OPTION.  Notwithstanding anything to the contrary contained elsewhere in the Lease, Landlord and Tenant acknowledge and agree that the provisions of Article 36 of the Lease shall hereafter apply to the Existing 16th Floor Premises and the Additional 16th Floor Premises.

9.       BROKER.  Landlord and Tenant each covenant, warrant and represent that no broker or agent except CB Richard Ellis, Inc. (hereinafter called the “Broker”) was instrumental in bringing about or consummating this Agreement and that neither had any conversations or negotiations with any broker or agent except the Broker concerning the leasing of the Additional 16th Floor Premises or the extension of the term with respect to the Existing 16th Floor Premises.  Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker or agent other than the Broker with respect to this Agreement.  Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of conversations or negotiations had by Landlord with any broker or agent other than the Broker with respect to this Agreement.  Landlord agrees that it shall pay to the Broker any commission or compensation to which the Broker may be entitled in connection with this Agreement pursuant to a separate agreement between Landlord and the Broker.

10.     BLOCKED PERSONS.  Tenant shall not permit the Premises, or any portion thereof, to be used or occupied by or for the benefit of any Person that the Office of Foreign Assets Control of the United States Department of the Treasury has listed on its list of Specially Designated Nationals and Blocked Persons (or is listed on any replacement or similar list in the future).

11.     RATIFICATION OF LEASE TERMS.  Except as modified by this Agreement, the Lease and all of the covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

12.     BINDING EFFECT.  The covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.

13.     WRITTEN MODIFICATIONS.  This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.

14.     GOVERNING LAW.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

15.     COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BFP ONE LIBERTY PLAZA CO. LLC, Landlord

By:	/s/ Jeremiah B. Larkin
Name: Jeremiah B. Larkin
Title: SVP, Director of Leasing

ARCH INSURANCE COMPANY, a Missouri corporation, Tenant

By:	/s/ Fred S. Eichler
Name: Fred S. Eichler
Title: SVP & CFO

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ACKNOWLEDGEMENTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the      day of                                  in the year 2007, before me, the undersigned, a Notary Public in and for said state, personally appeared                                       , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the      day of                                  in the year 2007, before me, the undersigned, a Notary Public in and for said state, personally appeared                                       , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

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EXHIBIT A

FLOOR PLAN OF ADDITIONAL 16TH FLOOR PREMISES

[To be attached]